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[SUTHERLAND ASBILL & BRENNAN LLP]


                                        April 24, 2001


American Equity Investment Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

    Re:  American Equity Life Annuity Account (File No. 333-46593)

Gentlemen:

     We hereby consent to the reference to our name under the caption "Experts" in the statement of additional information filed as part of Post-Effective Amendment Number 5 to the registration statement on Form N-4 for American Equity Life Annuity Account (File No. 333-46593). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND ASBILL & BRENNAN LLP




                                        By:  /s/ STEPHEN E. ROTH
                                           -------------------------------------
                                              Stephen E. Roth, Esq.